Exhibit 99.2

For media inquiries:       For investor inquiries:
Forrest Monroy         Mike McCarthy
fwmonroy@avaya.com        mikemccarthy@avaya.com

Avaya Announces Notes Offering

Santa Clara, Calif. – September 8, 2020 - Avaya Holdings Corp. (NYSE: AVYA) (“Avaya”) today announced that its wholly-owned subsidiary, Avaya Inc. (the “Company”), is offering $750 million in aggregate principal amount of Senior First Lien Notes due 2028 (the “notes”) in a private offering (the “offering”). The notes will bear cash interest semi-annually beginning in 2021. The notes will be the Company’s senior secured obligations and will be guaranteed on a senior secured basis by Avaya and each of the Company’s wholly-owned domestic subsidiaries that guarantee the Company’s term loan and asset-based revolving credit facilities.
The Company intends to use the proceeds from the offering to repay, repurchase or otherwise make certain payments in respect of outstanding indebtedness under its term loan credit facility and pay related fees, costs, and expenses. The offering is subject to market conditions.
The notes and the related guarantees are being offered to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The notes and the related guarantees have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction. Accordingly, the notes and the related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act and any applicable state or other jurisdiction’s securities laws.
A confidential offering memorandum for the offering of the notes and the related guarantees, dated as of today, is being made available to such eligible persons. The offering is being conducted in accordance with the terms and subject to the conditions set forth in such confidential offering memorandum.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Avaya
Businesses are built by the experiences they provide, and every day millions of those experiences are delivered by Avaya Holdings Corp. (NYSE: AVYA). Avaya is shaping what's next for the future of work, with innovation and partnerships that deliver game-changing business benefits. Our cloud communications solutions and multi-cloud application ecosystem power personalized, intelligent, and effortless customer and employee experiences to help achieve strategic ambitions and desired outcomes. Together, we are committed to help grow your business by delivering Experiences that Matter.

Cautionary Note Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," “our vision,” "plan," "potential," "preliminary," "predict," "should," "will," or “would” or the negative thereof or other variations thereof or comparable terminology. Avaya has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Avaya believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. The factors are discussed in Avaya’s Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) available at www.sec.gov, and may cause Avaya’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Avaya cautions you that the list of important factors included in Avaya’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this press release may not in fact occur. Avaya undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Source: Avaya Newsroom

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